EXHIBIT 10.90

SECOND AMENDMENT
TO THE
2017 CONNECTICUT WATER COMPANY DEFERRED COMPENSATION PLAN
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WHEREAS, Connecticut Water Service, Inc., a Connecticut corporation (the “Company”) established the 2017 Connecticut Water Company Deferred Compensation Plan (the “Plan”), effective as of January 1, 2017; and
WHEREAS, Section 12.1 of the Plan reserves to the Company the right to amend the Plan at any time by resolution of the Company’s Board of Directors (the “Board”); and
WHEREAS, Section 11 of the Plan provides that the Plan shall be administered by a Committee, defined at Section 3.11 of the Plan to mean a committee of the Board; and
WHEREAS, pursuant to the Action by Unanimous Written Consent dated October 9, 2019, the Board authorized the Plan to be amended to reflect that the Board shall have the authority and responsibility to administer the Plan, except with respect to the Investment Options made available under certain Corporate Owned Life Insurance policies under the Plan; and
WHEREAS, pursuant to the Action by Unanimous Written Consent dated October 9, 2019, the Board authorized the Plan to be amended to provide that the Connecticut Water Company Benefit Plan Administration Committee, and not the Board, shall be responsible for overseeing the Investment Options available under certain Corporate Owned Life Insurance policies owned by the Plan.
NOW, THEREFORE, the Plan is amended effective as of October 9, 2019 as set forth below:

1.	Section 3.11 (“Committee”) is hereby deleted in its entirety and all subsequent subsections and cross-references are renumbered and revised accordingly.

2.	Each use of the term “Committee” or a variation thereof (such as “Committee’s”) throughout the Plan document is hereby replaced with the term “Board” (or a variation thereof, as dictated by context).

3.	Section 3.28 (formerly Section 3.29) (“Investment Option”) is hereby amended in its entirety as shown below (deletions in ~~bold and strikethrough~~, additions in bold and italics):
“Investment Option” means an investment fund, index or vehicle ~~selected by the Committee and~~ made available to Participants for the deemed investment of their Accounts.

4.	Section 6.2 (“Investment Options”) is hereby amended in its entirety as shown below (deletions in ~~bold and strikethrough~~, additions in bold and italics):
Investment Options.

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(a)Except as provided in (b), below, t~~T~~he ~~Committee~~ Board shall select the Investment Options to be made available to Participants for the deemed investment of their Accounts under the Plan. The ~~Committee~~ Board may change, discontinue, or add to the Investment Options made available under the Plan at any time in its sole discretion. A Participant must select the Investment Options for his or her Accounts in the Participant’s Election Form and may make changes to his or her selections in accordance with procedures established by the ~~Committee~~ Board. If the Participant fails to select Investment Options for his or her Accounts, the ~~Committee~~ Board may apply a default Investment Option to the Participant’s Accounts (including no Investment Option), in its sole discretion.
(b)Notwithstanding the foregoing, the Connecticut Water Company Benefit Plan Administration Committee shall select the Investment Options to be made available under Corporate Owned Life Insurance policies held by the Plan. The Connecticut Water Company Benefit Plan Administration Committee may change, discontinue, or add to these Investment Options at any time in its sole discretion.

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IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed by its duly authorized representative as of this 12 day of November, 2019.

CONNECTICUT WATER SERVICE, INC.

By:	/s/ Kristen A. Johnson
SVP, Administration

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